Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to certain shares of the Class A Common Stock of Pivotal Software, Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Dated as of August 30, 2019

DELL TECHNOLOGIES INC.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and
Assistant Secretary

EMC CORPORATION

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and
Assistant Secretary

EMC EQUITY ASSETS LLC

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and
Assistant Secretary

MICHAEL S. DELL

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Attorney-in-Fact